UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment no. 2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-210462

APP INCLINE CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	7310	47-0990750
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1510 Longbranch Ave, Grover Beach, CA 93433 805-704-9310

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With Copies to:
William Eilers
 1000 Fifth Street, Suite 200 – P2
Miami Beach, FL 33139
(786) 273-9152

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.0001 par value per share	10,000,000	$0.01	$100,000.00	$10.07

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Date of this prospectus is May       , 2016.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

APP INCLINE, CORPORATION
10,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of APP Incline Corporation. We are offering for sale a total of 10,000,000 shares of Common Stock at a fixed price of $.01 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Adam Elmquist, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Elmquist will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Elmquist will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $66,990.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.
	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (25% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (75% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.01	Not Applicable	$Nil	$16,990	$41,990	$66,990
Total	$0.01	Not Applicable	Nil	$16,990	$41,990	$66,990
Our independent registered public accountant has issued an audit opinion for APP Incline Corporation, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation product or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF APP INCLINE, CORPORATION’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is May         , 2016.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, 2016, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

May ___, 2016

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

APP Incline Corporation (“AIC” or the “Company”) was incorporated in the State of Nevada on June 29, 2015. We are a development stage company that engages in the purchase of mobile applications, and subsequent managing of their hosting, operations and advertising. We plan to both offer free, ad-supported apps, which have an option to purchase to avoid ads and receive more features.  Our business model is based on our belief that the future of mobile app monetization will be profitable in an ad-supported model. Our revenue will be therefore based primarily on our advertisers and secondarily on the sale of the paid for app option.  Our website is www.appincline.com. Adam Elmquist, who is currently our sole officer and director, has been with our Company since inception in a management role.  Our headquarters are located at 1510 Longbranch Ave, Grover Beach, CA 93433.

Although Apple was the first to provide apps for sale in 2008, since then, Google play, Amazon App Store, Blackberry World, Nokia, Windows Phone Store, Windows Store, and Samsung apps have subsequently launched apps for sale  (Source "Mobile App." Wikipedia. Wikimedia Foundation, n.d. Web. 27 Apr. 2016.).  Our business model is based on our belief that the mobile app market will continue to grow.  App Incline’s business plan includes purchasing existing mobile applications that have been created, launched, and are generating low revenue to date.  We plan to purchase applications we research and believe to have potential for growth and ad revenue.  We find the applications to purchase on www.flippa.com as well as through private sellers.  We do not plan to change an application’s name once we purchase it, or change any of the programming.  App Incline does not intend to pay programmers to create and code new applications. We intend to spend marketing dollars to market our apps to increase revenue.

We were only recently incorporated in June of 2015, and have begun operations.  We have launched our website, purchased our first application, called SoundVine, and are generating minimal revenues to date.  We have not commenced advertising or substantive operations, thus we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Since inception, our operations have consisted of incorporating our Company, opening a bank account, formulating our business plan, launching our website, researching and purchasing our first application, opening the Apple Developer account in which the app will run, organizing the hosting and operations of the app, and its ad account.   The Company intends to begin substantive operations within 3-6 months after we obtain a Notice of Effectiveness of this Offering and our initial plan of operations calls for the Company to begin marketing our purchased applications, and buying new applications. We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to fully launch our Company and properly market our applications. We will design a full marketing strategy to gain awareness, and ultimately obtain a larger audience.

Although our sole officer and director has only recently become interested in the mobile application industry, and does not have any professional training or technical credentials in the development and maintenance of such a company, he does have the experience of being a part of a small team of account managers who were responsible for over 1000 companies throughout North America.  There Mr. Elmquist helped expand the company’s user base through research and development, create databases of companies in the electrical, HVAC, green energy audit, and renewable energy fields, and created and distribute email marketing campaigns through email blasts.  We have retained one qualified website/software developer who has built and is maintaining our website and is occupying himself with the details of the hosting accounts and operations and ad accounts for our applications. We also plan to hire 1 qualified marketing person if we are successful in raising capital through this Offering. We do not have any verbal or written agreements regarding the retention of any qualified personnel to date.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date have low recorded revenues. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our products. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, including professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $25,000 for 12 months following this Offering. These do not include estimated costs of this Offering of $33,010 which will be borne by the Company. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated offering expenses of $33,010, which include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering if the maximum amount of funds is not raised. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see “Use of Proceeds” chart). We believe we can begin generating higher revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hope that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted the execution of our marketing campaign, the general condition of the economy, and the number of users we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

Neither the Company nor Mr. Elmquist or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once APP Incline becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” For as long as the Company is an emerging growth company, unlike other public companies, it will not be required to:

•
provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•
comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise;

•	provide certain disclosure regarding executive compensation required of larger public companies; or

•	obtain shareholder approval of any golden parachute payments not previously approved.

The Company will cease to be an “emerging growth company” upon the earliest of (i) when it has $1.0 billion or more in annual revenues, (ii) when it has at least $700 million in market value of Shares held by non-affiliates, (iii) when it issues more than $1.0 billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Company is choosing to “opt out” of such extended transition period, and as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Company ’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

SUMMARY OF THIS OFFERING

The Issuer	APP Incline, Corporation

Securities being offered	Up to 10,000,000 shares of Common Stock; our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type
The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.01

No Revocation
Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market
There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTC Markets Pink Sheets, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors or an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 50,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Secretary, Mr. Adam Elmquist.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $33,010.

Net Proceeds to the Company
The Company is offering 10,000,000 shares of Common Stock, $0.0001 par value at an offering price of $0.01 per Share for net proceeds, after offering expenses, to the Company at $66,990. The full subscription price will be payable at the time of subscription and any such funds received from users in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds
If the maximum amount of funds are raised, we intend to fund our operations and then implement our business plan. If we sell 33% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to pay our offering costs, as well as further capital in order to execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors
An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt at implementation of its business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell 33% or less of the offered shares the proceeds would not be enough to cover our anticipated offering expenses of approximately $33,010.00. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with no operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have generated minimal  revenues to date. Any profitability in the future from our business will be dependent upon the success of our applications, and therefore the advertising revenue generated, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our business plan and any investor may lose their entire investment.

We are conducting this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the products of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At December 31, 2015 we had cash on hand of $446 and accumulated a deficit of $57,366. We have generated minimal revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt product obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Mr. Adam Elmquist, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Elmquist are inconsistent with the best interests of other stockholders.

Mr. Elmquist, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 83% of our outstanding Common Stock if the maximum number of shares are sold. Accordingly, Mr. Elmquist will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Elmquist may still differ from the interests of the other stockholders.

There is substantial doubt about our ability to continue as a going concern.

At December 31, 2015 the Company has generated minimal revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $57,366 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our apps, and revenues generated by ads.  Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC who will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. He is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we engage to assist in developing our marketing, and the future research and choice of subsequent applications to purchase. The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Mr. Elmquist and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such he is not devoting all of his time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Mr. Elmquist, has committed to devote 20 hours per week to our operations. Our operations may be sporadic and occur at times when Mr. Elmquist is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director, Mr. Elmquist, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. He has never been responsible for managing a publicly traded company and he has had limited experience with accounting and financial matters. As the sole officer and director of a public company, Mr. Elmquist’s responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Mr. Elmquist may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.

Additionally, Mr. Elmquist’s limited financial and accounting experience may affect his ability to develop effective disclosure controls and procedures and internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event investors could lose their entire investment in our Company.

The Company's current cash flow and access to capital compared to the fees being earned by the Company's sole-officer and director may adversely affect our future performance and operations.

Our sole-officer and director, Mr. Elmquist entered into an employment agreement effective July 1, 2015 whereby he is paid a monthly management fee of $2,000 in exchange for his services to the Company. However, such fees are currently being accrued and deferred until such time that the Company is in a position, as determined in Mr. Elmquist’s sole discretion, to begin making any such payments. However, should the Company begin generating limited revenue or raising funds hereunder, Mr. Elmquist may determine that such payments should be used to pay his accrued and deferred salary; any such decision would negatively affect our cash flows and would adversely affect the Company.

The app industry is relatively new, and has experienced growth over a short period of time, and it is uncertain whether this market will continue to develop or whether it can be maintained. If we are unable to successfully respond to changes in the market, our business could be harmed.

The application sector in which we intend to operate has grown significantly in the last 8 years since its inception. (Source: See Wikipedia). Given the limited history of sales in this industry, it is difficult to predict whether this market will continue to grow or whether it can be maintained. Additionally, we expect that the market will evolve in ways that may be difficult to predict. In the event of these or any other changes to the market, our success will depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business could be harmed and our results of operations subject to a material negative impact.

We have a rapidly evolving business model and our proposed products could fail to attract or retain users or generate revenue.

Because we are a development stage company, we have a rapidly evolving business model and are regularly exploring the development of our marketing strategy and the introduction of our proposed applications with respect to which we may have limited experience. In addition, our potential users may not respond favorably to our apps once launched.  If our applications fail to engage users, and therefore advertising companies will not want to advertise on our apps, we may fail to earn enough revenue to justify our investments in purchasing further applications.  And thusly, our business may be materially and adversely affected. Our ability to increase our user base and revenue will depend heavily on our ability to choose, and purchase applications that are adopted by users daily.

If we fail to acquire users to use our apps, our business will be harmed.

We must acquire users that download our app in order to generate advertising revenue and achieve profitability. We cannot assure you that the revenue or gross profit from advertisers will ultimately exceed the cost involved with acquiring new applications to add to our offering. If consumers do not perceive our app to be of use, thusly advertisers will not bid for ads on our apps, and revenue will be harmed.

We believe that many of our new users will originate from social media campaigns, word of mouth, and other non-paid referrals from existing users. Once we establish a user base, if our efforts to satisfy our users are not successful, we may not be able to acquire new users in sufficient numbers to continue to grow our business. Further, we believe that the level of communication among users will influence our success.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

The market for generating advertising revenue on mobile apps we believe to be a growing revenue stream. We intend to use AdMob. This advertising platform includes Google advertisers as well as real-time bidding (RTB) buyers via the DoubleClick Ad Exchange. Advertisers compete for ad placement in applications. The more popular our app becomes, the more the advertisers compete and are willing to bid. As more advertisers compete to show their ads in our app, they pay higher CPMs in order to win out over their competition. Our initially acquired app, SoundVine, with which we launched this company, we are competing with other apps in this sector for ad revenue. Specifically, for SoundVine we will be competing with apps that offer sounds for Twitter's video service.

We anticipate that most, if not all, of our competitors will have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential users. Because of their size and bargaining power, our competitors may be able to maintain their users due to loyalty and comfort vs. change their behavior and be motivated to purchase from a different source.  Therefore, we will not gain the advertising revenue to sufficiently operate our business.

We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience growth in demand for our apps once we are able to successfully market them. Our business plan is based on the belief that our number of users will increase once we begin marketing. The growth and expansion of our business and app offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with users, web tech, and marketing person. To effectively manage our growth, we will need to continually implement operational plans and strategies.

Government regulation on applications is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

In 2014 government regulatory agencies began trying to regulate and curate apps, particularly medical apps (Source: Yetisen, A. K., Martinez-Hurtado, J. L., et al (2014). The regulation of mobile medical applications. Lab on a Chip, 14(5), 833-840. -Web).  We do not know the future of mobile applications and what government regulation will exist, and this uncertainty could harm our operations.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. We will post privacy policies and practices concerning the collection, use and disclosure of user data on our apps. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal or state privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of users or merchants and adversely affect our business.

Our business will depend on our ability to be successful in social media.

Our marketing model is based on the belief that social media is an important part of marketing for applications. With the competitive market of mobile apps, our business model is based on the belief that social media can help us level the playing field to some extent with larger, more known apps with more marketing dollars than we have available. As a benefit, less money will be required to acquire app users, whose costs can add up, social media provides, regardless of size or financial resources, the ability to build an audience over time. If used correctly, we believe social media can help us create users and fans whose promotional strength and word-of-mouth can make up for the fact we do not plan to compete marketing dollar for marketing dollar with larger rival apps with a large, more expensive mobile advertising campaign.

We will be subject to payments-related risks.

We plan to accept payments via Apple, where we have established a developer account. We have housed SoundVine app there, and through this system, our payments are received and transferred directly into App Incline bank account. We are subject to risk if Apple’s system is subject to failure. In addition, users who choose to buy the app, to avoid ads, and access more features, these payments as well will come via Apple.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

In the event the Company is successful in listing its common stock on a national exchange, the market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	applications purchased by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that user, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional users, broker/dealers must make reasonable efforts to obtain information about the user’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some users. The FINRA requirements make it more difficult for broker/dealers to recommend that their users buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTC Market’s Pink Sheets or QB exchange, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Markets market-maker for sponsorship of our securities on the OTC Markets. However, there is no guarantee that our shares will be traded on the OTC Markets Pink sheets, or, if traded, a public market may not materialize. If our Common Stock is not traded on the OTC Markets Pink Sheet or QB tier or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000. These rules require, among other things, that brokers who trade penny stock to persons other than “established users” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144. As it may be determined that we are a “Shell Company” as defined by Rule 144.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be determined to have nominal assets, and thus we may considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 would not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because, if we were determined to be a “shell company” none of our non-registered securities could be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our potential status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $66,990 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
2,500,000 shares (25%)	$25,000			$Nil	Website Hosting	nil
					Website/Software Developer	nil
		SEC Filings and registration fees	$2,510		Marketing Representative	nil
		Transfer Agent	$5,500		Purchasing Future Applications	nil
		Misc. Expenses	$10,500
		Legal & Accounting	$24,500		Working Capital
					- Admin/Professional Fees	nil
		TOTAL	$33,010		TOTAL	nil
5,000,000 shares (50%)	$50,000			$16,990	Platform and Website Hosting	$1,100
					Website/Software Developers	$2,000
		SEC Filings and registration fees	$2,510		Marketing Representatives	$Nil
		Transfer Agent	$5,500		Purchasing Future Applications	$1,890
		Misc. Expenses	$10,500
		Legal & Accounting	$24,500		Working Capital
					- Admin/Professional Fees(2)	$12,000
		TOTAL	$33,010		TOTAL	$16,990
7,500,000 shares (75%)	$75,000			$41,990	Website Hosting	$1,100
					Website/Software Developers	$2,000
		SEC Filings and registration fees	$2,510		Marketing Representatives	$4,000
		Transfer Agent	$5,500		Purchasing Future Applications	$19,900
		Misc. Expenses	$10,500
		Legal & Accounting	$24,500		Working Capital
					- Admin/Professional Fees(2)	$14,990
		TOTAL	$33,010		TOTAL	$41,990
10,000,000 shares (100%)	$100,000			$66,990	Website Hosting	$1,100
					Website/Software Developer	$5,000
		SEC Filings and registration fees	$2,510		Marketing Representative	$14,990
		Transfer Agent	$5,500		Purchasing Future Applications	$25,900
		Misc. Expenses	$10,500
		Legal & Accounting	$24,500		Working Capital
					- Admin/Professional Fees(2)	$20,000
		TOTAL	$33,010		TOTAL	$66,990

(1) Offering expenses have been rounded to $33,010.

(2)Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations. We expect to be able to allocate revenues from our planned operations to cover the shortfall in these costs during our first year of operations. In addition, even if we are successful raising the maximum proceeds under this offering we may be required to raise additional funds to meet the costs of our Admin/Professional fees should our planned operations not generate sufficient revenues to meet shortfalls.  We expect these costs to be approximately $25,000 in the first year of operations after our Offering is concluded.

If 100% of the offered shares are sold we will receive the maximum proceeds of $66,990, after offering expenses have been paid.  We intend to allocate $1,100 to the hosting for the website. We will also budget $5,000 for our website developer/tech for the development and continued maintenance of our applications and through the first twelve months. We intend to contract with a marketing representatives at $14,990.  We will use the bulk of our funds to purchase more mobile applications, $25,900.  Further, we will use $20,000 of our net proceeds for working capital, including administrative and professional fees. While we have allocated $20,000 of our net proceeds for working capital, we may be required to raise additional funds to meet the costs of our Admin/Professional fees should our planned operations not generate sufficient revenues to meet shortfalls.  We expect these costs to be approximately $25,000 in the first year of operations after our Offering is concluded.

If 75% of the offered shares are sold we will receive proceeds of $41,990, after offering expenses have been paid.  We intend to allocate $1,100 to the hosting for the website. We will also budget $2,000 for our website developer/tech for the development and continued maintenance of our applications and through the first twelve months. We intend to contract with a marketing representative at $4,000.  We will use the bulk of our funds to purchase more mobile applications, $19,900.  Further, we will use $14,990 of our net proceeds for working capital, including administrative and professional fees. While we have allocated $14,990 of our net proceeds for working capital, we may be required to raise additional funds to meet the costs of our Admin/Professional fees should our planned operations not generate sufficient revenues to meet shortfalls.  We expect these costs to be approximately $25,000 in the first year of operations after our Offering is concluded.

If 50% of the offered shares are sold we will receive proceeds of $16,990, after offering expenses have been paid.  We intend to allocate $1,100 to the hosting for the website. We will also budget $2,000 for our website developer/tech for the development and continued maintenance of our applications and through the first twelve months. We will not be able to contract with any marketing representatives.  We will use funds to purchase more mobile applications totaling $1,890.  Further, we will use $12,000 of our net proceeds for working capital, including administrative and professional fees. While we have allocated $12,000 of our net proceeds for working capital, we may be required to raise additional funds to meet the costs of our Admin/Professional fees should our planned operations not generate sufficient revenues to meet shortfalls.  We expect these costs to be approximately $25,000 in the first year of operations after our Offering is concluded.
If 25% of the offered shares are sold we will not receive sufficient proceeds to cover the costs of our offering and will have no funds available to allocate to our business plan as proposed. We will need to seek additional sources of capital to fund liabilities and in order to execute our business plan.

       The funds from this Offering will not be initially used to pay Mr. Elmquist for his services to the Company, as all compensation due and owing Mr. Elmquist is being accrued and deferred until such time that Mr. Elmquist, in his sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing.   Amounts advanced by Mr. Elmquist as related to Offering Costs estimated to total  $33,010 (of which $7,936.10 has been advanced as at the date of this report) will be retired from funds raised under this Offering, either as reimbursements to Mr. Elmquist for any funds advanced or as payments to vendors directly by the Company. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 50,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 10,000,000 shares of its Common Stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Adam Elmquist will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Elmquist is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Elmquist will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Elmquist is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Elmquist will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Elmquist has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the user and of the rights and remedies available to the user with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the user with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the user’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.     receive, review, execute and deliver a Subscription Agreement; and

2.     deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the user, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

DILUTION

We intend to sell 10,000,000 shares of our Common Stock at a price of $0.01 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount		Percent	Price Per Share
Existing Shareholder	50,000,000	83%	$50,000	(1)	33%	$.001
Purchasers of Shares	10,000,000	17%	$100,000		67%	$0.01
Total	60,000,000	100%	$150,000		100%

(1)
Subsequent to the organization of the Company, the Company issued 50,000,000 shares of its Common Stock, at a deemed value of $0.001 per share to our Mr. Adam Elmquist, currently our sole officer and director, as consideration for services rendered and amounts paid on behalf of the Company totaling $50,000. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, 50% and 25% of the offered shares are sold, and that offering costs total $33,010. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2015. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold
Offering Price	$0.01 per share	$0.01 per share	$0.01 per share	$0.01 per share
Net tangible book value at December 31, 2015	($0.00015) per share	($0.00015)per share	($0.00015)per share	($0.00015)per share
Net tangible book value after giving effect to the Offering	($0.00029) per share	($0.00017) per share	$0.00060 per share	$0.00099 per share
Net tangible book value per share as a result of cash payments made by new investors	($0.00044) per share	$0.00003) per share	$0.00045 per share	$0.00085 per share
Per Share Dilution to New Investors	$0.01044 per share	$0.00997 per share	$0.00955 per share	$0.00915 per share

If 100% of the offered shares are sold we will receive the maximum proceeds of $66,990, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $41,990 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $16,990 after offering expenses have been deducted. If 25% of the offered shares are sold we would receive no net proceeds and will have incurred additional liabilities totaling $8,010.  If we sell 33% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.  In addition we will need to seek further capital to fund our proposed business plan.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters, this space is located at 1510 Longbranch Ave, Grover Beach, CA 93433 and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of Common Stock, $0.0001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provision in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemption , subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

 We have not yet engaged a transfer agent. Upon being deemed effective, we intend to engage a transfer agent duly registered with the Commission

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF APP INCLINE CORPORATION AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

APP Incline Corporation (“AIC” or the “Company”) was incorporated in the State of Nevada on June 29, 2015. We are a development stage company that engages in the purchasing and operation of mobile applications. Our website is www.appincline.com and is informational. We plan to purchase only iOS apps, and maintain an Apple Developer Account where the apps will be hosted and from where they will be operated.  The first app purchased was SoundVine.   Adam Elmquist, who is currently our sole officer and director, has been with our Company since inception. Our headquarters are located at 1510 Longbranch Ave, Grover Beach, CA 93433
We offer applications both free to our users, and make revenues on advertising as well as we offer a paid version of the same app, and have revenues from the sale of the app. We have based our business model primarily on purchasing and operating free apps.  We plan to research various popular app sectors, as well as watch the applications for sale on the market, and make decisions on which applications we will purchase as we grow.

We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to purchase further applications and pay for their marketing and user conversion. We will design a full marketing strategy to gain public awareness of our various apps, and ultimately obtain a large user base.

Opportunity

Mobile app use is growing, and we base our company’s success on the belief it will continue to grow. Consumers have increasingly shifted their mobile use to using more and more applications. Apple reached 75 billion app downloads in June of 2014. It is estimated that by 2017, over 268 billion downloads and $77 billion in revenue will be made.  (Source: “The Future of Mobile Applications”, published by the University of Alabama-Birmingham, published through their Collat School of Business website.) According to a new market research report, ‘World Mobile Applications Market  – Advance Technologies, Global Forecast (2010 – 2015)’, published by MarketsandMarkets, the total global mobile applications market is expected to be worth US$25.0 billion by the end of 2015, out of which the Apple App Store will account for nearly 20.5% of the total revenues. The global market is expected to record a CAGR of 29.6% from 2010 to 2015. (Source: World Mobile Applications Market – Advance Technologies, Global Forecast (2010 – 2015). Rep. MarketsandMarkets, Aug. 2010. Web.)

In 2015, 1 billion smartphones will be sold. That’s twice as many as the number of personal computers, according to this infographic generated for the by the University of Alabama at Birmingham’s Online Masters in Management Information Systems. Right now, the average mobile app user spends more than 30 hours a month on more than two dozen apps. That’s a lot of people spending a lot of time with their noses stuck in apps.

Given that 46 percent of app users report having paid for their apps, that’s big money, too. By 2017, its expected that over 268 billion downloads will generate $77 billion worth of revenue. (Source: Clifford, Catherine. "By 2017, the App Market Will Be a $77 Billion Industry (Infographic)." Entrepreneur. Entrepreneur Media, Inc., 26 Aug. 2014. Web.)

*Duration: 12 months, billed annually, single license

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Revenue in billion U.S. dollars
8.32
18.56
26.68
34.99
45.37
58.21
76.52
2011
2012
2013*
2014*
2015*
2016*
2017*

© Statista 2015

Mobile Media Time Is Now Greater Than Desktop and Other Media.  The latest data shows that we are now well past the tipping point mentioned at the top of this post. Mobile digital media time in the US is now significantly higher at 51% compared to desktop (42%).

The trend in mobile device usage compared to all screen use shows that in the USA, we have past the tipping point, and spend more time on a mobile device compared to desktop/laptops, TV, and other connected devices.

This research sourced from a 2015 study by eMarketer into mobile ad budgets shows a different view. In 2015 mobile ad spending accounts for 49% of digital ad spending, which is only slightly behind the trends of how people are using their devices. These stats also show projections for future growth, which is important as it shows where the market is going. It is clear that mobile is the future, and within 3 years it will come to dominate digital ad spending.

	2015	2016	2017	2018	2019
Mobile Ad spending- Billions $	28.7	40.5	49.8	57.7	65.8
Percentage change	50%	41%	23%	16%	14%
Percentage of digital ad spending	49%	60.4%	66.6%	69.7%	72.2%

Consumer preference for mobile apps vs mobile sites should also be thought through as part of mobile strategy. This data from Nielsen on mobile media time shows the consumer preference for mobile apps which account for 89% of media time in mobile as might be expected from the use of the most popular social network, email and news apps.

(Source: Chaffey, Dave. "Mobile Marketing Statistics 2016." Smart Insights. Smart Insights (Marketing Intelligence) Ltd, 22 July 2015. Web. 26 Apr. 2016.)

Ads on Apps work, according to Medialets’ study that found the following from analyzing some 300 billion data points from mobile ad campaigns.  The summary of the report, which tracked activity in the first half of 2014 showed that Mobile ads drew not only clicks, no small number of which advertisers reasonably suspect might be accidental, but conversions. “Mobile ads actually do work,” says Medialets CEO Eric Litman. “People will do almost everything on their phone that they do on their desktop,” even filling out forms that take a dozen screens to get through.

They also found that Ads on apps get much higher click-throughs than ads on the mobile Web: 0.58% on apps vs. only 0.23% on the mobile Web. (Source: Hof, Robert. "Study: Mobile Ads Actually Do Work - Especially In Apps." Forbes. Forbes Media, LLC, 27 Aug. 2014. Web.)

The first app The Company purchased is under the category of sound bites for Twitter’s video product, Vine. We chose to purchase an app in this sector because of the sector’s statistics and the potential we believe for both ad revenue and app purchase revenue.  Vine.co is a social networking site that allows users to upload short videos that loop. The latest data available was recorded on 8/20/13 shows there are 40 million users on Vine.  12 million vine videos are uploaded onto Twitter daily, latest recorded 6/3/13. Number of vine loops played daily is 1.5 billion last updated 1/26/15. Number of vine loops played annually is half a trillion, last updated 1/26/15. (Source Smith, Craig. "By The Numbers: 25 Amazing Vine Statistics." Web log post. Expandableramblings. DMR, 1 Apr. 2016. Web). With these numbers, and users, we believe an app running ads in this sector has potential for revenue.

Another app sector we intend to research with the possibility of acquiring an app is called messaging apps.  We found that a number of top pundits are predicting that messaging apps will be ‘the new social media’, and some evidence to support this theory, are 2 popular messaging apps.  One is the chat app from Japan called Line which has over 500 million registered users and 170 million monthly actives. (Source: Russell, Jon. "Here's How Chat Apps Are Becoming As Important As Social Media For Brands." TechCrunch. AOL, Inc., 02 Jan. 2015. Web. 26 Apr. 2016.) The other example is Snapchat.  Although Snapchat is only a few years old it is reported to have between 100 - 200 million users. Snapchat entered into the year of 2015 with the news they had raised $500 million dollars in 2015 and had a $10-20-billion-dollar valuation. (Source (Shontell, Alyson. "Snapchat Is A Lot Bigger Than People Realize And It Could Be Nearing 200 Million Active Users." Business Insider. Business Insider, Inc., 03 Jan. 2015. Web. 26 Apr. 2016.).

Industry Overview

Apps are usually available through application distribution platforms, which began appearing in 2008 and are typically operated by the owner of the mobile operating system, such as the Apple App Store, Google Play, Windows Phone Store, and BlackBerry App World. Some apps are free, while others must be bought. For apps with a price, generally a percentage, 20-30%, goes to the distribution provider (such as iTunes), and the rest goes to the producer of the app. (Source:  "Mobile App." Wikipedia. Wikimedia Foundation, n.d. Web. 13 May 2016).

The term "app" is a shortening of the term "application software". It has become very popular, and in 2010 was listed as "Word of the Year" by the American Dialect Society. (Source: "App" voted 2010 word of the year by the American Dialect Society (UPDATED) American Dialect Society".  Aug. 2011 Web. 26 April 2016.)

Mobile apps were originally offered for general productivity and information retrieval, including email, calendar, contacts, stock market and weather information. However, public demand and the availability of developer tools drove rapid expansion into other categories. As with other software, the explosion in number and variety of apps made discovery a challenge, which in turn led to the creation of a wide range of review, recommendation, and curation sources, including blogs, magazines, and dedicated online app-discovery services. In 2014 government regulatory agencies began trying to regulate and curate apps, particularly medical apps. (Source: See Yetisen)

With over 10 billion mobile Internet devices expected to be in use by 2016, the mobile application industry will most likely continue to grow to match demand and keep up with ever-evolving technologies. (Source: See University of Alabama Birmingham -  Infograph)

The monetization of applications through ads shows growth as well. AIC intends to use AdMob for ads. Over 650,000 apps use AdMob.  Google 2014 shows AdMob paid out $1 billion dollars. (Source: Google Admob website and promotional material, last reviewed, April 26, 2016).

Current Operations

Since inception, our operations have consisted of Phase 1 activities below:

•	formation of our Company;
•	completion of our business plan;
•	launch of website
•	purchase of first mobile application
•	acquisition of funding

All aspects of Phase 1 have been completed, with the exception of acquiring funding. Operations and expenditures have included the incorporation of APP Incline Corporation under the laws of the State of Nevada, and the formation of an extensive business plan in which we have mapped out all of the initial mobile applications we are interested in purchasing, and the marketing plan for gaining users, purchase of first app called SoundVine, creation of website and domain, creation of logo, and web developer’s time to transfer from previous owner, host and operate SoundVine and open AdMob.  Phase 1 will culminate with the completion of this Offering, which will hopefully enable us to raise capital through the sale of our securities and see us through Phase 2. Phase 2 involves contracting a marketing company that specializes in social media and app user acquisition.  Phase 2 cannot commence until the Company raises additional funding either through completion of this Offering or through third parties if the Company does not receive sufficient proceeds from this Offering. Further description of Phase 2  of our business plan are included in the “Plan of Operations” section of this prospectus.

AIC’s Applications

SoundVine, the first application we have purchased, is available for purchase on iTunes.  SoundVine is in the sector of apps that provide sounds for Twitter’s video service and Youtube.  With the free version, the user gets 100+ sounds to use. The paid version is ad free and provides even more sounds.

Product

We have acquired one application - Soundvine . We won’t go into details about the specifics of SoundVine, as this S-1 is not about one particular application, instead about a company who purchases and operates applications.
Plan of Operations

Upon the completion of this Offering, and assuming we are able to successfully raise funding from the sale of our securities, we will  finish Phase 1 which consists of acquiring funding . In order to initiate Phase 2 of our operations, we will have raised enough money to hire at least one social media/app marketing specialist to market our applications.

We have begun the initial launch of our first application, SoundVine. Assuming we are able to raise the maximum amount of funds from this offering, the full extent of Phase 2 will include:

1.
Raising capital – We will begin raising funding through the sale of our securities as set forth within this Registration Statement. This will start as soon as we receive a Notice of Effectiveness from the SEC. We believe the expenses involved with becoming a public company will be approximately $33,010.

2.	We will use the capital raised in this offering primarily for the purchase additional applications to add to our company’s offerings.

Phase 2 will be defined by the launch and marketing of our website to the general public. Phase 2 shall be characterized by the following:

1.
Marketing – We plan to hire on a per month set price basis, an Internet marketing expert or firm who specializes in the marketing of mobile applications. Their proficiency in social media will constitute a large part of their marketing out reach efforts.

2.	Marketing Banner Ad Outreach –We will hire a marketing company or individual that specializes in click ads for marketing outreach to gain awareness about our applications.

3.	Acquisition of users – We intend to launch this marketing campaign in order to promote our applications to potential users.

In order to complete Phase 2, we will rely heavily on the management skills of our President. He will, having researched and decided on future application to purchase, work closely with marketing experts in  social media as well as a firm that runs the click program to make sure that there is constant communication between each. The downloads of our applications, and user base increase will be directly related to the work that our marketing company will provide. In the months that follow our marketing plan launch, the work of our web tech will be critical as well, to ensure all the applications are functioning, and when they are not, to quickly fix the problem to get the app back up and running. We hope to be in a phase of rapid growth. Our President will have to work hard to keep all components of our business on track.

Marketing Strategy

We plan to begin our marketing strategy using social media.

We plan to focus on two key factors when marketing our applications to users:

          -Paying for applications – Many applications are free, some have a price tag. Although we plan to initially offer applications for free, and earn monies on advertising on the app, the market shows there is room to expand into charging for apps. 46% of app downloaders report they have paid for an app. 52% say the highest they have paid is $5 or less. 17% have paid more than $20 for an app. Out of all people who download apps, the groups most likely to pay for them are: men, adults age 30 and older, college graduates, adults with household incomes of $40,000, and those living in urban cities. (Source: See University of Alabama-Birmingham - Infograph)

          -Advertising in applications- We intend to primarily make our revenues in mobile ads. Expected mobile advertising revenue was projected to have a worldwide growth between 2011 and 2016 of400%.  Revenue from ads in applications in 2014 was approximately $11.4 Billion. Expected revenues from applications in 2016 is $24.5 Billion. Source: (See University of Alabama-Birmingham - Infograph)
-Future application purchasing- We will analyze data to choose our future app purchases. The top 5 most popular apps by time spent per person is:

1. Search, portals, and social, per person per month 10 hours 56 min.

2. Entertainment- per person per month, 10 hours 34 min.

3. Communication- per person per month 3 hours 48 minutes.

4. Productivity and Tools- per person per month 2 hours 16 mins.

5. Commerce and Shopping - per person per month 1 hour 33 minutes.

Source: (See University of Alabama Birmingham -  Infograph.)

Growth Strategy

Initially, our target users will be the predominantly users that hear about our apps through social media, and download our app. However, until such time as we have begun substantive operations we will not be able to adequately assess what portions of our strategy for growth will be most appropriate. However, we envision our success being attributable to our ability to:

-	attract new users with creative social media and intriguing applications.

-	sustain lower operating costs per user compared to other larger apps by having all marketing based primarily in social media, which has low cost.

-	deploy our capital more effectively by hiring a firm or an individual that has a good track record and specializes social media marketing.

Competition

       It is a competitive market to get discovered by consumers amongst the millions of already existing apps, and it is also a challenge to convince people to buy an application. There are approximately 1.5 million apps in the Apple iOS platform. Source: ("Number of Apps Available in Leading App Stores as of July 2015." Statista. Statista Inc., n.d. Web. 26 Apr. 2016.)  Our Company will compete in various application categories, and therefore will have both applications as competitors, as well as companies, like ours that own and operate several applications.

SoundVine’s competitors include various other sound apps for vine including Soundboard, VSounds, VBoard, Best of Vine, Funny Soundboard, VRing, and another approximately 60+ apps in that sector.

Our ability to compete successfully will depend, in part, on the quality of our products, size of our database of users, as well as our marketing efforts and our ability to anticipate and respond to various competitive factors affecting the industry. These factors include the introduction of new technologies, changes in consumer preferences, demographic trends, economic conditions, and marketing strategies of competitors. As a result of competition, we may be required to:

•	increase overall spending to continue to purchase new competitive applications to offer to users;
•	continually assess and evaluate our AdMob account to ensure we are maximizing profits from advertisers
•	increase our marketing budget and other user acquisition costs.

Employees and Consultants

As of the date of this filing, the Company has no full time employees and relies fully on the services of ad hoc consultants and on our sole officer and director, Mr. Elmquist. We currently rely on Mr. Elmquist, to manage all aspects of our business. Mr. Elmquist has committed to devote 20 hours per week to our Company. We plan to use third-party web techs, marketing companies, and social media experts to be contracted for marketing work. We do not intend as to date to hire any additional employees.  If any such additions will be made, it will be at the judgment of management to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest averse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF APP INCLINE, CORPORATION AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

Inception (June 29, 2015) to the year ended September 30, 2015

For the period from inception (June 29, 2015) to the fiscal year ended September 30, 2015 the Company recorded gross profit of $262.  We incurred operating expenses of $51,333, comprised of $6,000 in accrued wages to the President and Director of the Company at a rate of $2,000 per month, general office expense of $725and website development and business plan creation fees of $44,608, which amount was invoiced by our sole officer and director.

The Company recorded a net loss of $51,071.

At September 30, 2015 the Company had a net loss of $0.00 per share.

For the three months ended December 31, 2015

For the three-month period ended December 31, 2015 the Company recorded gross profit of $111.  We incurred operating expenses of $6,406, comprised of $6,000 in accrued wages to the President and Director of the Company at a rate of $2,000 per month and general office expense of $406.

The Company recorded a net loss of $6,295.

At December 31, 2015 the Company had a net loss of $0.00 per share.

LIQUIDITY AND CAPITAL RESOURCES

Inception (June 29, 2015) to the year ended September 30, 2015

As at September 30, 2015, the Company had a cash and total asset balance of $4,929 consisting of $262 in accounts receivable and $4,667 (net) in capitalized software.

As at September 30, 2015 the Company had total liabilities of $6,000 entirely comprised of management fees accrued by our sole officer and director.

During the period ended September 30, 2015 the Company issued 50,000,000 common shares to its President and Director in consideration for services rendered and amounts paid on behalf of the Company totaling $50,000, of which $42,608 was invoiced in relation to services provided to prepare the Company’s business plan and $7,392 related to reimbursement of certain corporate expenses advanced by Mr. Elmquist, including $4,800 for the Company’s first app, SoundVine. As at the date of the filing, the Company has not issued any additional common shares.

Pursuant to a verbal agreement between the Company and Mr. Elmquist, we agreed to pay Mr. Elmquist a monthly stipend of $2,000 for his services commencing July 1, 2015.  On July 1, 2015 Mr. Elmquist agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period (the “Term”) under an employment agreement beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Mr. Elmquist or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Mr. Elmquist shall continue to receive a monthly fee of $2,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter.  The fees due and owing Mr. Elmquist will not have a current impact on our liquidity and capital resources as all compensation due and owing Mr. Elmquist is being accrued and deferred until such time that Mr. Elmquist, in his sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing.

For the three months ended December 31, 2015

As at December 31, 2015, the Company had a cash and total asset balance of $4,267 consisting of $446 in cash on hand, $41 in accounts receivable and $4,267 (net) in capitalized software.

As at December 31, 2015 the Company had total liabilities of $12,120, comprised of $12,000 in management fees accrued by our sole officer and director and $120 in trade payables.

Cashflows from Operating Activities

Inception (June 29, 2015) to September 30, 2015

During the period from June 29, 2015 (date of inception) to September 30, 2015 cash provided by operating activities totaled $4,800.

Three months ended December 31, 2015

During the three months ended December 31, 2015, cash provided by operating activities totaled $446.

Cashflows from Investing Activities

During the period from June 29, 2015 (date of inception) to September 30, 2015 cash used by investing activities totaled $4,800.

Three months ended December 31, 2015

During the three months ended December 31, 2015 there were no investing activities.

Cashflows from Financing Activities

During the period from June 29, 2015 (date of inception) to September 30, 2015 there were no financing activities.

Three months ended December 31, 2015

During the three months ended December 31, 2015 there were no financing activities.

At March 10, 2016 we had cash on hand of $587.  We anticipate that our maximum expenses over the next 10 - 12 months following the effectiveness of this Offering will be approximately $100,000, accounting for the full implementation of our business plan, including our anticipated general administrative expenses, professional fees, development of our website platform, marketing costs and sales representatives. This further assumes Mr. Elmquist will continue to accrue his fees until our business plan is implemented. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $100,000 to meet our planned operating expenses for the next 12 months after the Offering, including costs of the Offering. This minimum anticipated takes into account our current cash, our professional fees, including estimated costs of becoming a publicly reporting company and allows us to allocate approximately $66,990 towards the hosting and servers for our platform, and the hiring of one full-time developer as well as certain other operating costs including costs of becoming a reporting company. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $25,000. We have allocated only $20,000 of our total net proceeds for working capital, and we may be required to raise additional funds to meet the costs of our Admin/Professional fees should our planned operations not generate sufficient revenues to meet shortfalls.

Description	Time period	Estimated maximum expenses
Offering expenses	3 -4 months	$33,010
Working Capital	10-12 months	$20,000
Platform Hosting and Servers	10-12 months	$1,100
Platform Developers	10-12 months	$5,000
Marketing Representatives	10-12 months	$12,990
Marketing Materials	10-12 months	$2,000
Purchase of Future applications	10-12 months	$25,900
Total		$100,000

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 1 of our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon B F Borgers CPA PC Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Elmquist, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Adam Elmquist	31	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Adam Elmquist
Adam Elmquist graduated from Cuesta College, San Luis Obispo, CA, in 2005 with an Associates Degree. He went on to further study and graduate from California Polytechnic State University, San Luis Obispo, CA, 2007 with a Bachelor of Science in Psychology, graduating with the honors of Magna Cum Laude. He worked from 2007-2013 as an account manager and sales representative for Power Save Energy Co. Mr. Elmquist is a successful professional, during his time with Power Save was part of a small team of account managers where he helped expand Power Save’s company user base through research and development and helped create and distribute email-marketing campaigns through email blasts. In conjunction, Mr. Elmquist increased sales by more than 100% annually. Mr. Elmquist has extensive experience understanding what it takes to successfully understand the needs of both a company and its individual users.  Power Save, during the time Mr. Elmquist worked there, was a publically traded company, and he served on its Board of Directors for Power-Save Energy Co. Power Save is no longer a publically traded company.  From 2014-to present he works as a Property and Casualty Insurance Broker for McConnell, Manit and Trout Insurance Services in San Luis Obispo, CA. He works with business owners on the Central Coast of California to protect their business’ through properly insuring and limiting exposures, works with 40+ National Insurance Carriers/Underwriters, and uses a consultative approach to ensure that all client’s risks are properly understood and reduced through Risk Management Solutions.

EXECUTIVE COMPENSATION

Summary Compensation Table The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the fiscal year ended September 30, 2015 . Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Adam Elmquist	Chairman, CEO and President	2015	$12,000(1)	$-0-	$0	-0-	-0-	-0-	$42,608 (2)-	$54,608

Notes to Summary Compensation Table:

(1)
Pursuant to a Management Agreement dated July 1, 2015, Mr. Elmquist has agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Mr. Elmquist or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Mr. Elmquist shall receive a monthly fee of $2,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter. The fees due and owing Mr. Elmquist will not have a current impact on our liquidity and capital resources as all compensation due and owing Mr. Elmquist will be accrued and deferred until such time that Mr. Elmquist, in his sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any. As at the fiscal year ended September 30, 2015 , a total of $12,000 has been accrued, and remained unpaid, in respect of this agreement.

(2)
 Mr. Elmquist received a total of 50,000,000 shares of the Company’s common stock as consideration for the provision of services valued at $42,608 and reimbursement of certain expenses paid on behalf of the Company cumulatively valued at $50,000.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Adam Elmquist	0	0	0	0	0		0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Adam Elmquist, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Adam Elmquist, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Elmquist collects and evaluates all shareholder communications. All communications addressed to our director and Mr. Elmquist will review executive officer unless the communication is clearly frivolous.

Code of Ethics

We have no Code of Ethics.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at x date, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of x date we had x shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Adam Elmquist 1510 Longbranch Ave, Grover Beach, CA 93433	50,000,000	100%

	Total	50,000,000	100%

(1)  Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended September 30, 2015, the Company authorized the issuance of 50,000,000 shares of its Common Stock, Adam Elmquist in consideration of services provided and the repayment of certain out of pocket expenses totaling $50,000. As a result, Ms. Elmquist owns 100% of the issued and outstanding common shares of the Company.

Mr. Elmquist has agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Mr. Elmquist or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Mr. Elmquist shall receive a monthly fee of $2,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter.  The fees due and owing Mr. Elmquist will not have a current impact on our liquidity and capital resources as all compensation due and owing Mr. Elmquist is being accrued and deferred until such time that Mr. Elmquist, in his sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing.

On March 18, 2016, the Company issued an Unsecured Promissory Note, in the principal amount of $3,240 to Adam Elmquist, to evidence funds loaned by Adam Elmquist in order to retire invoices as they came due.  The note is for a six month term and accrues interest at a rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

On April 29, 2016 the Company issued an Unsecured Promissory note in the principal amount of $4,696.10 to Adam Elmquist to evidence funds loaned by Adam Elmquist in order to retire invoices as they came due.   The note is for a six month term and accrues interest at a rate of 10% per annum.The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

Further, Mr. Elmquist provides us with office space free of charge at this time.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)           any of our director(s) or executive officer(s);
(B)            any nominee for election as one of our directors;
(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

B F Borgers CPA PC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. B F Borgers CPA PC has presented its report with respect to our audited financial statements.

The validity of the shares sold by us under this prospectus will be passed upon for us by William Eilers located at 1000 Fifth Street, Suite 200 – P2, Miami Beach, FL 33139.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission as required.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis, as prepared by an Independent Certified Public Accountant.

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APP INCLINE CORPORATION

FINANCIAL STATEMENTS
As at and for the fiscal year ended September 30, 2015
Audited

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of App Incline Corporation:

We have audited the accompanying balance sheet of App Incline Corporation (“the Company”) as of September 30, 2015 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period June 29, 2015 (inception) through September 30, 2015. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of App Incline Corporation, as of September 30, 2015, and the results of its operations and its cash flows for the period June 29, 2015 (inception) through September 30, 2015, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Lakewood, CO
March 28, 2016

APP INCLINE CORPORATION

BALANCE SHEET

September 30, 2015
ASSETS
Current assets
Accounts receivable	$262
Total current assets	262

Capitalized software, net	4,667

TOTAL ASSETS	$4,929

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable, related parties	6,000
Total current liabilities	6,000

Total liabilities	6,000

Commitments and Contingencies

Stockholders’ equity (deficit)
Common stock, $0.0001 par value: shares authorized 75,000,000; 50,000,000 shares issued and outstanding	5,000
Additional paid in capital	45,000
Accumulated deficit	(51,071)
Total stockholder’s deficit	(1,071)
TOTAL LIABILITIES & EQUITY	$4,929

The accompanying notes are an integral part of these Financial Statements.

APP INCLINE CORPORATION

STATEMENT OF OPERATIONS

Inception Date (June 29, 2015) Through September 30, 2015

Net sales	$262

Selling, general and administrative expenses	(51,333)

Income (loss) from operations	(51,071)

Net (loss)	(51,071)

Net (loss) per common shares (basic and diluted)	$(0.00)

Weighted average shares outstanding
Basic and diluted	50,000,000

The accompanying notes are an integral part of these Financial Statements.

APP INCLINE CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance, Inception date (June 29, 2015)	-	$-	$-	$-	$-
Issuance of common stock for accounts payable, related party	50,000,000	5,000	45,000	-	50,000
Net loss for the period	-	-	-	(51,071)	(51,071)
Balance, year ended September 30, 2015	50,000,000	$5,000	$45,000	$(51,071)	$(1,071)

The accompanying notes are an integral part of these Financial Statements.

APP INCLINE CORPORATION

STATEMENT OF CASH FLOWS

Inception Date (June 29, 2015) Through September 30, 2015
Cash Flows From Operating Activities
Net loss	$(51,071)
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation on software	133
Settlement of account payable and advances by issuance of shares, related party	50,000
Changes in operating assets and liabilities:
Accounts receivable	(262)
Accounts payable – related party	6,000
Net cash provided from (used by) operating activities	4,800

Cash Flows From Investing Activities
Purchase software	(4,800)
Net cash provided from (used by) investing activities	(4,800)

Cash Flows From Financing Activities
Net cash provided from financing activities	-

Increase (decrease) in cash and cash equivalents	-
Cash and cash equivalents at inception date	-
Cash and cash equivalents at end of period	$-

Supplemental disclosure of cash flow information
Cash paid for:
- Interest	$-
- Income taxes	$-

Supplemental non-cash investing activities
Settlement of account payable and advances by issuance of shares, related party	$50,000

The accompanying notes are an integral part of these Financial Statements.

APP INCLINE CORPORATION
NOTES TO AUDITED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity: APP Incline Corporation (the "Company") is a Nevada corporation incorporated on June 29, 2015. We are a US based company that purchases and operates apps. APP Incline sources apps to purchase on www.flippa.com as well as from private sellers. Our headquarters are located at 1510 Longbranch Ave, Grover Beach, CA 93433.

To date, our activities have been limited to formation, development of a business plan, and research and acquisition of first application, SoundVine. We have engaged a legal consulting firm to assist us in registering securities for trading by filing a Form S-1 with the U.S. Securities and Exchange Commission and by applying for a listing on the OTC Markets Pink Sheets. We are now exploring sources of capital. In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Financial Statement Presentation: The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal year end: The Company has selected September 30 as its fiscal year end.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods maybe based upon amounts that differ from these estimates.

Cash Equivalents: The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Revenue recognition and related allowances: Revenue from in app advertising or download of an app is recognized when the service has been provided to the purchaser, assuming all other revenue recognition criteria have been met. We recognize revenue upon the sale and download of the app to the customer and upon the placement of an advert in the app by the customer.  We receive such amounts from the payment processor within a period of 30 days from the sale to the customer of an app or an advertisement.

Advertising and Marketing Costs: Advertising and marketing costs are expensed as incurred and were $nil during the period June 29, 2015 (Date of Inception) to September 30, 2015.

Income taxes: The Company has adopted SFAS No. 109 – “Accounting for Income Taxes”. ASC Topic 740 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

New Accounting Pronouncements:  We have reviewed accounting pronouncements issued and have adopted any that are applicable to the Company. We have determined that none had a material impact on our financial position, results of operations, or cash flows for the years ended September 30, 2015.

APP INCLINE CORPORATION
NOTES TO AUDITED FINANCIAL STATEMENTS

2. GOING CONCERN

The Company has experienced net losses to date, and it has generated minimal revenue from operations, we will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy to meet operational shortfalls which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations.

3. CAPITALIZED SOFTWARE

On August 19, 2015, the Company acquired the app, SoundVine, from a third party at a cost of $4,800.  The Company uses the straight-line method over the estimated useful life of the app of 3 years.

Cost	$4,800
Accumulated Depreciation	(133)
Balance, September 30, 2015	$4,667

4. COMMON STOCK

The Company’s authorized common stock consists of 75,000,000 shares with par value of $0.0001 per share.

During the period ended September 30, 2015 the Company issued 50,000,000 shares of common stock to Mr. Elmquist to settle certain amounts payable valued at $50,000, or $0.001 per share, including invoiced services totaling $42,608 and reimbursement of out of pocket expenses and cash advances totaling $7,392.

At September 30, 2015 there were a total of 50,000,000 shares issued and outstanding.

5. RELATED PARTY TRANSACTIONS

On July 1, 2015 (the “Effective Date”) Mr. Adam Elmquist agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period (the “Term”) under an employment agreement beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Mr. Elmquist or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. Under the terms of the agreement Mr. Elmquist shall receive a monthly fee of $2,000 per calendar month. During the period ended September 30, 2015, Mr. Elmquist invoiced the Company a total of $6,000 as management fees. The Company did not make any cash payments, leaving $6,000 on the balance sheet as accounts payable – related party.

In addition, during the period ended September 30, 2015, Mr. Elmquist invoiced the Company a total amount of $50,000, of which $42,608 was invoiced in relation to services provided to prepare the Company’s business plan and $7,392 related to reimbursement of certain corporate expenses advanced by Mr. Elmquist, including $4,800 for the Company’s first app, SoundVine. The Company issued 50,000,000 shares of common stock to the Mr. Elmquist to settle the invoice amount and out of pocket expenses totaling $50,000.

6. INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. The Company applies a statutory income tax rate of 34%. During the fiscal year ended September 30, 2015, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $51,071 at September 30, 2015, and will begin to expire in the year 2035.

APP INCLINE CORPORATION

NOTES TO AUDITED FINANCIAL STATEMENTS

6. INCOME TAXES (continued)

The Company had deferred income tax assets as of September 30, 2015 as follows:

September 30, 2015
Loss carryforwards	$17,364
Less - valuation allowance	(17,364)
Total net deferred tax assets	$-

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

APP INCLINE CORPORATION

FINANCIAL STATEMENTS
As at and for the three months ended December 31, 2015
Unaudited

Table of Contents

Page
Balance Sheets as of December 31, 2015 and September 30, 2015	F-1
Statements of Operations for the three months ended December 31, 2015	F-2
Statements of Cash Flows for the three months ended December 31, 2015	F-3
Notes to Financial Statements	F-4 to F-6

APP INCLINE CORPORATION

BALANCE SHEETS

	December 31, 2015	September 30, 2015
ASSETS	(Unaudited)	(Audited)
Current assets
Cash	$446	$-
Accounts receivable	41	262
Total current assets	487	262

Capitalized software, net	4,267	4,667

TOTAL ASSETS	$4,754	$4,929

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	120	-
Accounts payable, related parties	12,000	6,000
Total current liabilities	12,120	6,000

Total liabilities	12,120	6,000

Commitments and Contingencies

Stockholders’ equity (deficit)
Common stock, $0.0001 par value: shares authorized 75,000,000; 50,000,000 shares issued and outstanding	5,000	5,000
Additional paid in capital	45,000	45,000
Accumulated deficit	(57,366)	(51,071)
Total stockholder’s deficit	(7,366)	(1,071)
TOTAL LIABILITIES & EQUITY	$4,754	$4,929

The accompanying notes are an integral part of these Financial Statements.

APP INCLINE CORPORATION

STATEMENTS OF OPERATIONS
(Unaudited)

Three Months Ended December 31, 2015

Net sales	$111

Selling, general and administrative expenses	(6,406)

Income (loss) from operations	(6,295)

Net (loss)	(6,295)

Net (loss) per common shares (basic and diluted)	$(0.00)

Weighted average shares outstanding
Basic and diluted	50,000,000

The accompanying notes are an integral part of these Financial Statements.

APP INCLINE CORPORATION

STATEMENTS OF CASH FLOWS
(Unaudited)

Three Months Ended December 31, 2015
Cash Flows From Operating Activities
Net loss	$(6,295)
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation on software	400
Changes in operating assets and liabilities:
Accounts receivable	221
Accounts payable	120
Accounts payable – related party	6,000
Net cash provided from (used by) operating activities	446

Cash Flows From Investing Activities
Net cash provided from (used by) investing activities	-

Cash Flows From Financing Activities
Net cash provided from financing activities	-

Increase (decrease) in cash and cash equivalents	446
Cash and cash equivalents at inception date	-
Cash and cash equivalents at end of period	$446

Supplemental disclosure of cash flow information
Cash paid for:
- Interest	$-
- Income taxes	$-

The accompanying notes are an integral part of these Financial Statements.

APP INCLINE CORPORATION
NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity: APP Incline Corporation (the "Company") is a Nevada corporation incorporated on June 29, 2015. We are a US based company that purchases and operates apps. APP Incline sources apps to purchase on www.flippa.com as well as from private sellers. Our headquarters are located at 1510 Longbranch Ave, Grover Beach, CA 93433.

To date, our activities have been limited to formation, development of a business plan, and research and acquisition of first application, SoundVine. We have engaged a legal consulting firm to assist us in registering securities for trading by filing a Form S-1 with the U.S. Securities and Exchange Commission and by applying for a listing on the OTC Markets Pink Sheets. We are now exploring sources of capital. In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Financial Statements Presented: The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 210 8-03 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.  Operating results for the three month period ended December 31, 2015, are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2016.  For further information refer to the financial statements and footnotes thereto included in the Company’s Annual Report on Form S-1 for the fiscal year ended September 30, 2015.

Fiscal year end: The Company has selected September 30 as its fiscal year end.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods maybe based upon amounts that differ from these estimates.

Cash Equivalents: The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Revenue recognition and related allowances: Revenue from in app advertising or download of an app is recognized when the service has been provided to the purchaser, assuming all other revenue recognition criteria have been met. We recognize revenue upon the sale and download of the app to the customer and upon the placement of an advert in the app from the customer.  We receive such amounts from the payment processor within a period of 30 days from the sale to the customer of an app or an advertisement.

Advertising and Marketing Costs: Advertising and marketing costs are expensed as incurred and were $nil during the three month period ended December 31, 2015.

Income taxes: The Company has adopted SFAS No. 109 – “Accounting for Income Taxes”. ASC Topic 740 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

APP INCLINE CORPORATION
NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

New Accounting Pronouncements:  We have reviewed accounting pronouncements issued and have adopted any that are applicable to the Company. We have determined that none had a material impact on our financial position, results of operations, or cash flows for the three month ended December 31, 2015.

2. GOING CONCERN

The Company has experienced net losses to date, and it has generated minimal revenue from operations, we will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy to meet operational shortfalls which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations.

3. CAPITALIZED SOFTWARE

On August 19, 2015, the Company acquired the app, SoundVine, from a third party at a cost of $4,800.  The Company uses the straight-line method over the estimated useful life of the app of 3 years.

Cost	$4,800
Accumulated Depreciation	(133)
Balance, September 30, 2015	4,667

Depreciation during the period	(400)
Balance, December 31, 2015	$4,267

4. COMMON STOCK

The Company’s authorized common stock consists of 75,000,000 shares with par value of $0.0001 per share

During the period ended September 30, 2015 the Company issued 50,000,000 shares of common stock to Mr. Elmquist to settle certain amounts payable  valued at $50,000, or $0.001 per share, including invoiced services totaling $42,608 and reimbursement of out of pocket expenses and cash advances totaling $7,392.

As at December 31, 2015 there were a total of 50,000,000 shares issued and outstanding.

5. RELATED PARTY TRANSACTIONS

On July 1, 2015 (the “Effective Date”) Mr. Adam Elmquist agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period (the “Term”) under an employment agreement beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Mr. Elmquist or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. Under the terms of the agreement Mr. Elmquist shall receive a monthly fee of $2,000 per calendar month. During the three month period ended December 31, 2015, Mr. Elmquist invoiced the Company a total of $6,000 as management fees. The Company did not make any cash payments, leaving $12,000 on the balance sheet as accounts payable – related party ($6,000 – September 30, 2015).

6. INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. The Company applies a statutory income tax rate of 34%. During the period ended

APP INCLINE CORPORATION
NOTES TO FINANCIAL STATEMENTS

6. INCOME TAXES (continued)

December 31, 2015, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $57,366 at December 31, 2015 and $51,071 at September 30, 2015, and will begin to expire in the year 2035.

The Company had deferred income tax assets as of December 31, 2015 and September 30, 2015 as follows:

	December 31, 2015	September 30, 2015
Loss carryforwards	$19,504	$17,364
Less - valuation allowance	(19,504)	(17,364)
Total net deferred tax assets	$-	$-

7. SUBSEQUENT EVENTS

On March 18, 2016, the Company issued an Unsecured Promissory Note, in the principal amount of $3,240 to Adam Elmquist, to evidence funds loaned by Adam Elmquist in order to retire invoices as they came due.  The note is for a six month term and accrues interest at a rate of 10% per annum.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$10.07
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$12,500.00
Transfer Agent and Registrar Fees and Expenses	$5,500.00
SEC Filings	$2,500
Miscellaneous Expenses	$500.00
Total	$33,010.00	*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

During the period ended September 30, 2015 the Company issued 50,000,000 shares of common stock to Mr. Elmquist, our sole officer and director to settle certain amounts payable valued at $50,000, or $0.001 per share, including invoiced services totaling $42,608 and reimbursement of out of pocket expenses and cash advances totaling $7,392.

At December 31, 2015 there were a total of 50,000,000 shares issued and outstanding.

        The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. As a result, Mr. Elmquist owns 100% of the issued and outstanding common shares of the Company. All securities issued contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

On March 18, 2016, the Company issued an Unsecured Promissory Note, in the principal amount of $3,240 to Adam Elmquist, to evidence funds loaned by Adam Elmquist in order to retire invoices as they came due.  The note is for a six month  term and accrues interest at a rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

On April 29, 2016 the Company issued an Unsecured Promissory note in the principal amount of $4,696.10 to Adam Elmquist to evidence funds loaned by Adam Elmquist in order to retire invoices as they came due.   The note is for a six month term and accrues interest at a rate of 10% per annum.The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Any statement contained in an Incorporated

Exhibit Number	Description
3.1	Articles of Incorporation of APP Incline Corporation*
3.2	Bylaws of APP Incline Corporation*
4.2	Form of Subscription Agreement
5.1	Opinion of William Eilers, re: the legality of the shares being registered*
10.1	Management Agreement between the Company and Adam Elmquist*
10.2	Promissory Note between the Company and Adam Elmquist dated March 18, 2016*
10.3	Promissory Note between the Company and Adam Elmquist dated April 29, 2016**
23.1	Auditor Consent**
23.2	Consent of William Eilers, (included in Exhibit 5.1)*
*Filed previously.
**Filed herewith

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.            To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.            To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.             For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)            Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California on the 18th day of May, 2016 .

APP Incline Corporation

By:	/s/ Adam Elmquist
Name:	Adam Elmquist
Title:	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam Elmquist, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of APP Incline, Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person(s) in the capacities and on the dates stated.

Signature	Title	Date

/s/ Adam Elmquist	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director	May 18, 2016
Adam Elmquist

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of APP Incline Corporation*
3.2	Bylaws of APP Incline Corporation*
4.2	Form of Subscription Agreement
5.1	Opinion of William Eilers, re: the legality of the shares being registered*
10.1	Management Agreement between the Company and Adam Elmquist*
10.2	Promissory Note between the Company and Adam Elmquist dated March 18, 2016*
10.3	Promissory Note between the Company and Adam Elmquist dated April 29, 2016**
23.1	Auditor Consent**
23.2	Consent of William Eilers, (included in Exhibit 5.1)*
*Filed previously.
**Filed herewith